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                                                                    EXHIBIT 99.1
NEWS

                            EXCEL LEGACY CORPORATION AND PRICE ENTERPRISES, INC.
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FOR IMMEDIATE RELEASE:  SEPTEMBER 18, 2001                           (XLG)(PREN)

CONTACT: GRAHAM R. BULLICK, PH.D., PRESIDENT, PRICE LEGACY CORPORATION 17140 BERNARDO CENTER DRIVE, SUITE 300, SAN DIEGO, CA 92128
          (858) 675-9400

          EXCEL LEGACY CORPORATION AND PRICE ENTERPRISES, INC. ANNOUNCE
         CLOSING OF MERGER AND $100 MILLION INVESTMENT BY WARBURG PINCUS
                 AND RESULTS OF EXCHANGE OFFER AND TENDER OFFER

SAN DIEGO, CA. (September 18, 2001) - Price Legacy Corporation (Amex: XLG) announced today it has completed the merger between Excel Legacy Corporation (Amex: XLG) and Price Enterprises, Inc. (Nasdaq: PREN) effective today. The merger was approved by the stockholders of both companies September 11, 2001 but due to the tragic events last week the merger was delayed until after financial markets were reopened. Announced concurrently with the closing of the merger was the successful completion of a $100 million investment by Warburg Pincus in the resultant company of the merger, Price Legacy Corporation.

Commenting on the completion of the merger and investment by Warburg Pincus, Gary B. Sabin, Chief Executive Officer of Price Legacy said, "As previously stated, we believe the merger transaction and investment from Warburg Pincus focuses and streamlines our activities and gives Price Legacy a strong financial foundation from which it can continue to grow and operate. We are delighted to effect this merger and welcome Warburg Pincus as a partner to our stockholder base."

Beginning on Wednesday, September 19, 2001, Price Legacy's common stock will be traded on the AMEX under the symbol "XLG." Price Legacy's Series A preferred stock will continue to trade on the Nasdaq National Market under the symbol "PRENP."

Price Legacy also announced today the results of its exchange offer for Legacy's 9% Convertible Redeemable Subordinated Secured Debentures due 2004 and 10% Senior Redeemable Secured Notes due 2004 and related consent solicitation and its tender offer for shares of Price Enterprises' common stock. Both the exchange offer and the tender offer expired on September 18, 2001.

Based on the count provided by Mellon Investor Services LLC, the exchange agent for the exchange offer, Price Legacy accepted for exchange approximately $30.4 million in Legacy debentures and $15.8 million in Legacy notes. Price Legacy also announced that it obtained the requisite consent under the consent solicitation to release the collateral securing the Legacy debentures and Legacy notes.

As previously disclosed in the exchange offer, Price Legacy's Series A preferred stock issued in connection with the exchange offer will begin accruing dividends from August 16, 2001. Due to the partial dividends, the Series A preferred stock issued in the exchange offer will be traded on the Nasdaq National Market under the symbol "PRENO" until the close of the current dividend period, and will then be traded with the currently existing Price Legacy Series A preferred stock under the symbol "PRENP." Following the exchange of Legacy debentures and Legacy notes, Price Legacy will have approximately 27.3 million shares of Series A preferred stock outstanding.


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Based on the count provided by Mellon Investor Services, the depositary for the tender offer, Price Legacy accepted for purchase approximately 762,000 shares of Price Enterprises' common stock. Following the merger and the purchase of shares through the tender offer, Price Legacy will have approximately 40.8 million shares of common stock outstanding. Payment for the debentures, notes and common stock accepted in the exchange offer and the tender offer and the return of securities not accepted will be made promptly by Mellon Investor Services.

PRICE LEGACY CORPORATION is a national real estate firm, a REIT, which acquires, operates and develops open-air retail properties. For more information, please visit our website at WWW.PRICELEGACY.COM.

EXCEL LEGACY CORPORATION, a wholly-owned subsidiary of Price Legacy, is a real estate company which acquires, sells, develops, manages, invests, finances and operates real property and related businesses.

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Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of Price Legacy and Legacy to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic conditions; the competitive environment in which the companies operate; financing risks; property management risks; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally. The companies refer you to the documents they file from time to time with the Securities and Exchange Commission, specifically the section titled "Factors That May Affect Future Performance" in Price Enterprises' Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000 and the section titled "Certain Cautionary Statements" in Legacy's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000, which discuss these and other factors that could adversely affect the companies' results. Please be advised that the safe harbor protections of the Private Securities Litigation Reform Act of 1995 are not available to statements made in connection with the tender offer.